Exhibit 1.01


                                 TERMS AGREEMENT



                                      September 14, 1995



Commercial Credit Company
300 St. Paul Place
Baltimore, Maryland 21202

Attention:  Chief Financial Officer
            -----------------------

Dear Sirs:

                  We  understand that  Commercial  Credit  Company,  a  Delaware corporation (the "Company"), proposes to issue and sell $200,000,000 aggregate principal amount of its debt securities (the "Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, we, as underwriter (the "Underwriter"), offer to purchase the Securities at 99.035% of the aggregate principal amount thereof, plus accrued interest from September 15, 1995 to the date of payment and delivery. The Closing Date shall be September 19, 1995, at 8:30 A.M. at the offices of the Company, 388 Greenwich Street, 20th Floor, New York, New York 10013.

                  The Securities shall have the following terms:

             Title:              6-3/8% Notes due September 15, 2002
             Maturity:           September 15, 2002
             Interest Rate:      6-3/8% per annum
             Interest Payment
               Dates:            March 15 and September 15, commencing March 15,
                                 1996
             Initial Price to
               Public:           99.339% of the  principal amount thereof,  plus
                                 accrued interest from September 15, 1995 to the
                                 date of payment and delivery
             Redemption
               Provisions:       The  Securities  are  not  redeemable  by   the
                                 Company prior to maturity.

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             Additional terms:   The Regular Record  Dates are  February 28  and
                                 August 31.  The Securities shall be issuable as
                                 Registered  Securities  only.   The  Securities
                                 will be initially represented by one or more global Securities registered in the name of The
                                 Depository   Trust  Company   ("DTC")  or   its
                                 nominee.      Beneficial   interests   in   the
                                 Securities will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. Owners of beneficial interests in Securities will be entitled to physical delivery of Securities in
                                 certificated  form   only  under   the  limited
                                 circumstances   described   in   the  Company's
                                 Prospectus Supplement dated September 14, 1995. Principal and interest on the Securities shall
                                 be  payable  in  United  States dollars.    The
                                 provisions of Section 403 of the Indenture relating to defeasance shall apply to the Securities.

                  All the provisions contained in the document entitled "Commercial Credit Company-Debt Securities-Underwriting Agreement Basic Provisions" and dated November 28, 1989 (the "Basic Provisions"), a copy of which you have previously received, are, except as indicated below, herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if the Basic Provisions had been set forth in full herein. Terms defined in the Basic Provisions are used herein as therein defined.

                  Basic  Provisions varied with respect to this Terms Agreement:
(a) Immediately prior to the first parenthesis in the fourth sentence of the first paragraph, add the following: ", as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental thereto"; (b) In the first line of Section 2(a), delete "(33-28723)" and insert in lieu thereof "(33-59415)" and any reference in the Basic Provisions to a registration statement shall be deemed a reference to such registration statement on Form S-3; (c) In the fifth line of the third paragraph of Section 3, delete the phrase "New York Clearing House (next day)" and insert in lieu thereof "federal or other same day"; and (d) In the fourteenth line of the third paragraph of Section 3, delete the word "definitive" and insert in lieu thereof "global."

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


                  Charles O. Prince, III, Esq. is counsel to the Company. Dewey Ballantine is counsel to the Underwriter.

                  The Securities will be made available for checking and packaging at the designated office of Citibank, N.A. at least 24 hours prior to the Closing Date.

                  Please accept this offer no later than 9:00 o'clock P.M. on September 14, 1995, by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us, or by sending us a written acceptance in the following form:

                  "We  hereby  accept  your  offer,   set  forth  in  the  Terms
Agreement, dated September 14, 1995, to purchase the Securities on the terms set forth therein."

                                      Very truly yours,

                                      J.P. MORGAN SECURITIES INC.

                                      By:  /s/ Maria E. Sramek
                                          --------------------------
                                          Name:  Maria E. Sramek
                                          Title: Vice President



ACCEPTED:

COMMERCIAL CREDIT COMPANY


By:  /s/ Firoz B. Tarapore
    ---------------------------
    Name:  Firoz B. Tarapore
    Title: Vice President and
            Assistant Treasurer







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